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[DYNAVAX LOGO]

                                                                   EXHIBIT 10.15

                        DYNAVAX TECHNOLOGIES CORPORATION

                  MANAGEMENT CONTINUITY AND SEVERANCE AGREEMENT

This Management Continuity and Severance Agreement (the "Agreement") is dated as of August 1, 2003 by and between Robert Lee Coffman, PhD, Vice President and Chief Scientific Officer, Dynavax Technologies Corporation ("Employee") and Dynavax Technologies Corporation., a California corporation (the "Company" or "Dynavax").

                                    RECITALS

      A. It is expected that another company may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors. The Board of Directors recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities. The Board of Directors has determined that it is in the best interests of the Company to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

      B. The Company's Board of Directors believes it is in the best interests of the Company to retain Employee and provide incentives to Employee to continue in the service of the Company.

      C. The Board of Directors further believes that it is imperative to provide Employee with certain benefits upon a Change of Control and, under certain circumstances, upon termination of Employee's employment in connection with a Change of Control and independent of a Change of Control, which benefits are intended to provide Employee with encouragement to Employee to remain with the Company, notwithstanding the possibility of a Change of Control or an employment termination.

      D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by Employee, to agree to the terms provided in this Agreement.

      Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Employee by the Company, the parties hereto agree as follows:

      1. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement, and as may otherwise be available in accordance with the terms of the Company's established employee plans and written policies at the time of termination. The
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terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases to be employed as an executive corporate officer of the Company, other than as a result of an Involuntary Termination by the Company without Cause or (ii) the date that all obligations of the parties hereunder have been satisfied. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement. The rights and duties created by this Section 1 may not be modified in any way except by a written agreement executed by an officer of the Company upon direction from the Board of Directors.

      2.    BENEFITS UPON TERMINATION OF EMPLOYMENT.

            (a) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause at any time, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment for all salary as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

            (b) VOLUNTARY RESIGNATION. If Employee voluntarily resigns from the Company (the Employee's employment does not end by reason of Involuntary Termination), then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment for all salary as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

            (c) INVOLUNTARY TERMINATION. If Employee's employment is terminated for Involuntary Termination, then the Employee shall be entitled to:
(1) a lump sum cash severance payment equal to six (6) months of Employee's then current annual base salary (less appropriate withholding deductions); (2) six months of COBRA Continuation paid by the Company if COBRA Continuation is elected; (3) an additional six months vesting of employee's stock option to purchase the Company's Common Stock; and (4) as per the Dynavax Technologies 1997 Stock Option Plan, ninety days to exercise vested options.

            (d) TERMINATION FOR DEATH OR DISABILITY. If Employee's employment terminates due to Employee's death, then Employee will receive any salary earned (less appropriate withholding deductions) through the date of termination of employment. If Employee's employment terminates due to becoming disabled, all salaries due to Employee will have been paid through the date of inception of Employee's disability.

            In the event of either termination for death or disability, the exercise period of all vested options granted to Employee by the Company is extended to twelve (12) months from the date of termination of employment.


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      3.    BENEFITS UPON A CHANGE OF CONTROL.

            (a) TREATMENT OF STOCK OPTIONS. In the event of a Change of Control and the Employee (i) is offered and accepts a position with the New Company , or (ii) is not offered a position as an executive officer with the New Company, then immediately prior to the time of effectiveness of the Change of Control an additional two years vesting of employees stock option to purchase the Company's Common Stock granted to Employee over the course of his employment with the Company and held by Employee on the effective date of a Change of Control shall immediately vest on such date as to that number of shares that would have vested in accordance with the terms of the 1997 Incentive Plan, as amended. "New Company", as used in this section shall mean: (a) in the case of a Change of Ownership (as defined in Section 4(a)(i) below), the Company; (b) in the case of a Merger (as defined in Section 4(a)(ii) below), the surviving entity; or (c) in the case of a Sale of Assets (as described in section 4(a)(ii) below), the purchaser of all or substantially all of the Company's assets.

            (b) SEVERANCE. In the event that Employee's employment is terminated within twenty-four (24) months of a Change of Control, the Employee shall be entitled to: (1) a lump sum cash severance payment equal to twelve (12) months of Employee's then current annual base salary (less applicable withholding deductions); (2) a lump sum cash payment equal to the Employee's target incentive bonus of 40% (less applicable withholding deductions) {or such higher percentage then in effect under the management incentive program or other similar bonus program} of the Employee's then current annual base salary; and
(3) twelve (12) months Company-paid COBRA continuation coverage upon Employee's election of COBRA Continuation Coverage.

      4. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

            (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                  (i) CHANGE OF OWNERSHIP. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) MERGER/SALE OF ASSETS. A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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            (b)   CAUSE. "Cause" shall mean (i) gross negligence or willful
misconduct in the performance of Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

            (c)   INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean
(i) any termination by the Company other than for Cause; (ii) Employee's voluntary termination following a material reduction or change in job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements or a change in the level of management to which the Employee reports; (iii) any reduction of Employee's base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (iv) Employee's refusal to relocate to a facility or location more than 15 miles from the Company's current location.

      5. CONFLICTS. Employee represents that his performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will and that he has not been solicited as an employee in any way by the Company.

      6. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder and thereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      7. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address that Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.


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      8.    MISCELLANEOUS PROVISIONS.

            (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

            (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether expressed or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof except as set forth in the employment offer letter from the Company to the Employee dated June 10, 2003. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

            (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

            (e) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefore to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

            (f) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Alameda, California, in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator. The judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

            (g) LEGAL FEES AND EXPENSES. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement. This means the Company pays its own legal fees in connection with this Agreement and the Employee is


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responsible for his own legal fees in connection with this Agreement. Although, the arbitrator may award legal fees and expenses in connection with any arbitration as deemed appropriate.

            (h) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(h) shall be void.

            (i) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

            (j) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that such assignee is the employer of the Employee. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee except that the term "Company" shall continue to mean Dynavax Technologies Corporation with regard to the definition of a Change of Control.

            (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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      The parties have executed this Agreement on the date first written above.

                                        DYNAVAX TECHNOLOGIES CORPORATION


                                        By:  /s/ Dino Dina
                                             -----------------------------------

                                        Title:    President & CEO

                                        Address:  717 Potter Street, Suite 100
                                                  Berkeley, CA  94710




                                        ROBERT LEE COFFMAN, PHD


                                        Signature:  /s/ Robert Lee Coffman, PhD
                                                    ----------------------------

                                        Address:    239 ECHO LANE
                                                    PORTOLA VALLEY, CA  94028

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